UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2022
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2022, Advanced Micro Devices, Inc. (the “Company”) entered into a Credit Agreement with the lenders named therein, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, as sustainability structuring agent and joint lead arranger and joint bookrunner, and the other parties from time to time party thereto (the “Credit Agreement”).

The Credit Agreement provides for a $3.0 billion unsecured revolving credit facility (the “Revolving Facility”) and replaces the Company’s existing Credit Agreement dated as of June 7, 2019, among the Company, the lenders party thereto and Wells Fargo Bank, National Association., as administrative agent (the “Existing Credit Agreement”). The proceeds of any borrowings under the Revolving Facility may be used for working capital and general corporate purposes.

The Revolving Facility is a five-year unsecured revolving facility, of which up to $200 million may be utilized for the issuance of letters of credit. The issuance of letters of credit reduces the aggregate amount otherwise available under the Revolving Facility for the making of revolving loans. Subject to the terms of the Credit Agreement, the Company may borrow, repay and reborrow revolving loans at any time prior to the earlier of (a) the fifth anniversary of the Closing Date, and (b) the date of termination in whole of the revolving lenders’ commitments under the Credit Agreement in accordance with the terms thereof. As of April 29, there are no borrowings outstanding under the Revolving Facility.

Borrowings under the Revolving Facility will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the adjusted Term SOFR (as defined in the Credit Agreement), in each case, plus an applicable margin that is calculated based on the Company’s credit ratings from time to time and ranges from 0.00% to 0.25% in the case of loans accruing at the alternate base rate, and 0.625% to 1.250% in the case of loans accruing at the adjusted Term. In addition, the Company has agreed to pay to the lenders under the Credit Agreement certain customary fees, including a commitment fee on the average daily unused portion of the Revolving Credit Commitments (as defined in the Credit Agreement) which ranges between 0.05% and 0.125% based on the Company’s credit ratings from time to time.

The Credit Agreement contains a sustainability-linked pricing component which provides for interest rate margin and commitment fee reductions or increases by meeting or missing targets related to environmental sustainability, specifically greenhouse gas emissions.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the revolving commitments under the Credit Agreement are permissible without penalty (other than customary SOFR loan breakage costs), subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Credit Agreement.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first quarter-end after the Closing Date, the Company’s Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) shall not be less than 3.00:1.00, as more fully described in the Credit Agreement.

The Credit Agreement also contains various events of default (subject to grace periods, as applicable) including among others: nonpayment of principal, interest or fees; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unsatisfied judgments; certain ERISA violations; the occurrence of a change of control; and the invalidity or unenforceability of the Credit Agreement or certain other documents executed in connection therewith.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the entry into the Credit Agreement, the Company terminated all remaining commitments of the lenders under the Existing Credit Agreement, which was previously scheduled to expire on June 7, 2024.

Item 2.02 Results of Operations and Financial Condition.
On May 3, 2022, the Company announced its financial position and results of operations as of and for its first quarter ended March 26, 2022 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is a presentation regarding the Company's first quarter 2022.
    The Company will hold a conference call on May 3, 2022 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its first quarter 2022 financial results and forward-looking financial guidance.

To supplement the Company’s financial results presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company’s earnings press release and presentation contains non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share, Adjusted EBITDA and free cash flow. The Company uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments, reflecting currently available information and a projected non-GAAP cash tax rate of approximately 10% that includes the projected current income tax liability plus known foreign withholding tax obligations paid expressed as a percentage of non-GAAP profit before tax. In addition, AMD provided non-GAAP financial measures excluding Xilinx, including revenue, gross profit and operating income, and Xilinx pro forma revenue for the three months ended March 26, 2022 as supplemental information. The Company believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company's performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The Company’s non-GAAP financial measures should be viewed in addition to and not as a substitute for or superior to the Company's reported results prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables at the end of the earnings press release and presentation.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.
The information set forth under Item 2.02 “Results of Operations and Financial Condition” is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
10.1
Credit Agreement dated as of April 29, 2022 by and among Advanced Micro Devices, Inc. as borrower, the lenders referred to therein, as lenders, and Wells Fargo Bank, National Association, as administrative agent, swingline lender and an issuing lender.

99.1	Press Release dated May 3, 2022
99.2	First Quarter 2022 Financial Results Presentation
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2022	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Executive Vice President, Chief Financial Officer & Treasurer